SCHEDULE 14C INFORMATION

  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
༂ Preliminary Information Statement
ྑ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
ྑ Definitive Information Statement
OCG Technology, Inc.
(Name of Registrant As Specified In Charter)
Payment of Filing Fee (Check the appropriate box):
༂ No fee required.
ྑ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
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ྑ Fee paid previously with preliminary materials.
ྑ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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TABLE OF CONTENTS

INFORMATION STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
AMENDMENTS TO THE ARTICLES OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHANGE IN CONTROL ARRANGEMENTS
ADDITIONAL INFORMATION

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OCG Technology, Inc.
56 Harrison Street
New Rochelle, NY 10801

INFORMATION STATEMENT

     This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) has been mailed on or about March 24, 2006 to the stockholders of record as of March 23, 2006 (the “Record Date”) of OCG TECHNOLOGY, INC. the “Company”) in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of March 3, 2006.

     The actions to be taken pursuant to the written consent shall be taken on or about April 12, 2006, 20 days after the mailing of this information statement.

     THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Kevin A. Polis
Kevin A. Polis
President

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MARCH 3, 2006

To Our Stockholders:

 NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated March 3, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about April 12, 2006:

1.	To increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares;

     2. The articles of incorporation of the Company, as amended (the “Articles of Incorporation”), will be amended and restated to change the Company’s name from “OCG TECHNOLOGY, INC.” to “UraniumCore Company”; and

     3. The Articles of Incorporation will be amended and restated to effect a Three Hundred (300) for One (1) reverse stock split, whereby, as of the Record Date, each stockholder shall receive One share for every Three Hundred shares then owned.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 50,000,000 shares of common stock (“Common Stock”), of which 49,901,121 common shares were issued and outstanding as of the Record Date. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

The Company currently has two series of Preferred Stock. Series C Preferred Stock has an authorized capitalization of 200,000 shares of Series C preferred, of which 200,000 preferred shares are issued and outstanding as of the record date. Holders of the Series C Preferred Stock have a conversion ratio into common shares of One Hundred (100) common shares for every One (1) Series C share. The Series F Preferred Stock has an authorized capitalization of 200,000 shares of Series F preferred, of which 147,569 preferred shares are issued and outstanding as of the record date. Holders of the Series F Preferred Stock have a conversion ratio of Ten Thousand (10,000) common shares for every One (1) Series F share.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated March 3, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April 12, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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  AMENDMENTS TO THE ARTICLES OF INCORPORATION

 On March 3, 2006, the board of directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Articles of Incorporation:

• ●	to change the Company’s name from OCG TECHNOLOGY, INC. to UraniumCore Company; To increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares;

•	to effect a Three Hundred (300) for One (1) reverse stock split, whereby, as of the record date, each stockholder shall receive One share for every Three Hundred shares then owed.

THE CHANGE OF THE COMPANY’S NAME

The amendments to the Articles of Incorporation will change the Company’s name from OCG TECHNOLOGY, INC. to UraniumCore Company. The Company is changing its name in anticipation of potentially merging the Company with a Canadian company operating in the Mining industry. There can be no assurance if or when the Company will enter into any agreement for a business acquisition, or that the Company will ever enter into the Mining industry.

THE REVERSE STOCK SPLIT
General

 The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s common stock.

Background

 The Company currently has 50,000,000 shares of Common Stock authorized, and approximately 49,901,121 shares of Common Stock are outstanding as of the Record Date. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company’s stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

 The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

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     The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 49,901,121 shares as of March 23, 2006 to approximately 166,337 shares.

     In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to such fractional share multiplied by the closing price of the Common Stock on the date the reverse stock split is effected. After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately ___record holders of the Common Stock. The reverse stock split may have a material effect on the number of record holders of the Common Stock.

Effect on Registered and Beneficial Stockholders

 Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

 Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Madison Stock Transfer Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split

 The Company will promptly file an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Amended and Restated Articles of Incorporation, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

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Certain Risk Factors Associated with the Reverse Stock Split

  Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:
•
There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•
There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•	The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.
Authorized Shares

 The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company currently has 50,000,000 shares of authorized Common Stock and 49,901,121 shares of Common Stock issued and outstanding as of March 23, 2006. Authorized but un-issued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, the Company has no current plans to issue any additional shares of common stock, other than contemplated for the joint venture with Rodinia Minerals Ltd. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

     The following table sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

			Number of
		Number of Shares	Shares of	Number of Shares
	Number of Shares	of Common Stock	Common Stock	of Common Stock
	of Common Stock	Issued and	Reserved for	Available for
	Authorized	Outstanding	Issuance	Issuance
As As of March 23, 2006:	50,000,000	49,901,121	98,879	98,879
A After Reverse Stock Split at the Ratio of Three Hundred for One:	100,000,000	166,337	99,833,663	99,833,663

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Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio of Three Hundred-for-One, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding. The number of shareholders of record following the reverse split will not change.

Potential Anti-Takeover Effect

 Although the increased proportion of un-issued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

 ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

 Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

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The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of March 23, 2006, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Bobby Vaviths (1) Kos Kefalos, Dodekanis, Greece Kevin Polis 4720 73rd Street La Mesa, CA 91941 Seann Poli Alberta Canada	147,569 Series F 0 0	95.5% 0% 0%

All officer and directors as a group	147,569 Series F	95.5%
(1) Bobby Vavithis is the holder of 147,569 Series F Preferred shares which are convertible into 1,475,690,000 common shares. The figure above reflects the 1,475,690,000 common shares in his ownership figure even though no conversion has taken place. The preferred shares have ten thousand (10,000) votes per share.

CHANGE IN CONTROL ARRANGEMENTS

SUMMARY OF THE AGREEMENT

On February 17, 2006, the Company finalized a Option/Joint Venture Agreement with Rodinia Minerals Ltd. (“Rodinia Minerals Ltd.”), pursuant to which the Company agreed to acquire a 75% undivided right, title and interest in and to the Optionor’s interest in Coon Creek, Oak Creek properties located in Gila County, Arizona of Rodinia Minerals Ltd. in exchange for 500,000 shares of common stock of the Company and $50,000.

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Pursuant to the Joint Venture Agreement, the Company must incur an aggregate of $300,000 in exploration expenditures on the Properties on or before the first anniversary of the final J/V agreement. A further $650,000 in aggregate exploration expenses must be incurred on the properties before the second anniversary of the final agreement, with a minimum of $200,000 in exploration expenditures spent on each Property on or before the second anniversary of the Option/JV Agreement.
 Change of Control

The transaction resulted in a change of control of the Company. At the time of closing under the Joint Venture Agreement, the persons who had previously been officers of the Company will tender their resignations, and the Board of Directors will appoint new officers designated by the new ownership, Rodinia Minerals Ltd. It is anticipated that Rodinia Minerals Ltd. will request the current directors to resign and appoint successor directors as of a future date which is at least ten days after the date on which this Information Statement has been mailed to the Company’s shareholders.
As of February 13, 2006, we had common stock issued and outstanding of 49,901,121. On February 13, 2006, pursuant to the joint venture agreement , the majority of shareholders of the company, consented to the following: (1) Amend the articles of incorporation to change the name of the company to “UraniumCore Company”; (2) Amend the Articles of Incorporation to increase the shares of common stock authorized to 100,000,000, (3) Amend the Bylaws of the Company, to approve a 300 for 1 reverse split of the outstanding common stock of the company, and (4) approve the joint venture agreement with Rodinia Minerals Ltd. pursuant to the Joint Venture Agreement. Our common stock is the only class of voting securities that would be entitled to vote for directors at a stockholders meeting if one were to be held. Each share of common stock is entitled to one vote.

Pursuant to the terms of the Joint Venture Agreement, the Company has agreed, ten days after the filing of this Information Statement, to appoint Bob Lunde to the Company's Board of Directors as the Company's new Board of Directors, and to accept the resignations of Kevin Polis and Seann Poli. These further changes to the board of directors of the Company will not take effect until at least ten days after this Information Statement has been filed with the Securities and Exchange Commission and mailed or delivered to all Company shareholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

As a condition of the Joint Venture Agreement, this information statement is being sent to the shareholders of record as of February 17, 2006. The majority of shareholders of the company that constitutes 1,475,690,0001  Bobby Vavithis is the holder of 147,569 Series F Preferred shares which are convertible into 1,475,690,000 common shares. The figure above reflects the 1,475,690,000 common shares in his ownership figure even though no conversion has taken place. The preferred shares have ten thousand (10,000) votes per share. voting shares of the common stock of the Company have agreed to execute a majority shareholder action at a date which is at least ten days after the date on which this Information Statement has been mailed to the Company’s shareholders, approving by vote the necessary amendments to the company, pursuant to the Joint Venture Agreement.

MANAGEMENT

The directors and executive officers currently serving the Company are as follows:

1 Bobby Vavithis is the holder of 147,569 Series F Preferred shares which are convertible into 1,475,690,000 common shares. The figure above reflects the 1,475,690,000 common shares in his ownership figure even though no conversion has taken place. The preferred shares have ten thousand (10,000) votes per share.

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Name	Age	Positions held and tenure

Kevin A. Polis	34	Chairman/President

Biographical Information

Kevin A. Polis: Mr. Polis has organized and executed the start-up of company’s. He has worked under contract in both the private and public company sectors to affect corporate and financial restructuring. Mr. Forster holds a Bachelor of Arts Degree in Political Science from San Diego State University and a Law Degree from Thomas Jefferson School of Law.

ADDITIONAL INFORMATION

     The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information.

By Order of the Board of Directors,

__/s/ Kevin A. Polis_____ Kevin A. Polis, President

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APPENDIX A
AMENDED AND RESTATED ARTICLES OF INCORPORATION

A-1

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AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
OCG TECHNOLOGY, INC.

      The undersigned officer of OCG Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is OCG Technology, Inc. (the “Corporation”). The Corporation was originally incorporated and filed with the Secretary of State of the State of Delaware on July 3, 1969.

      2. On March 3, 2006, pursuant to the laws of the state of Delaware and the constituent documents of this Corporation, the Board of Directors adopted an amendment to Article I of this Corporation’s Articles of Incorporation to change the Corporation’s name as follows:

The former Article I read:

“Article I. The name of the Corporation is OCG Technology, Inc.”

Article I is superseded and replaced as follows:

“Article I. The name of the Corporation is UraniumCore Company.”

      3. On March 3, 2006, pursuant to the laws of the state of Delaware and the constituent documents of this Corporation, the Board of Directors also adopted an amendment to Article IV of this Corporation’s Articles of Incorporation to authorize a 1-for-300 reverse split of this Corporation’s issued and outstanding shares of common stock.

The former Article IV read:

      “Article IV. The Corporation shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value $0.01 per share for a total capitalization of $500,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.”

Article IV is superseded and replaced as follows:

“Article IV.

      (A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.01 per share for a total capitalization of $1,000,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

      (B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware, the Corporation will effect a 1-for-300 reverse split of its issued shares of common stock. As of that date, every 300 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common

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A-2

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
URANIUMCORE COMPANY

      ARTICLE I. The name of the Corporation is UraniumCore Company.
      ARTICLE II. Its principal office in the State of Delaware is 1220 N. Market Street, Suite 806. The initial resident agent for service of process at that address is Blumbergexcelsior Corporate Services, Inc..
      ARTICLE III. The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Delaware or of the United States of America. The period of existence of the Corporation shall be perpetual.
      ARTICLE IV.
      (A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.01 per share, and no other class or classes of stock, for a total capitalization of $1,000,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.
      (B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware, the Corporation will effect a 300-for-1 reverse split of its issued shares of common stock. As of that date, every 300 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common stock, par value $0.01 each. As of that date, the 49,901,121 shares of this Corporation’s common stock currently issued and outstanding or held in the Corporation’s treasury will be combined into and represent 166,337 shares, par value $0.01 each. As of that date, there will be 99,833,663 unissued shares of this Corporation’s common stock, par value $0.01 each, available for issuance. No fractional shares shall be issued as a result of such combination, but fair value of fractions of a share shall be paid in lieu thereof.
      ARTICLE V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.
      ARTICLE VI. The affairs of the Corporation shall be governed by a Board of Directors of not less than one (1) nor more than (7) persons.
      ARTICLE VII. The Capital Stock, after payment of the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the Corporation, and no stock issued, as paid up, shall ever be assessable or assessed.
      ARTICLE VIII. The initial By-laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

      IN WITNESS WHEREOF, this Corporation has caused these Amended and Restated Articles of Incorporation to be duly executed by the undersigned officer on April      , 2006.

UraniumCore Company

Kevin A. Polis
Chairman of the Board &
Chief Executive Officer

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